SLM Student Loan Trust 1999-3 Quarterly Servicing Report
Collection Period 07/01/2005 — 09/30/2005      Distribution Date 10/25/2005

I.          Deal Parameters

A	Student Loan Portfolio Characteristics		12/28/1999	06/30/2005	09/30/2005
	Principal Balance		$1,956,892,736.04	$436,339,629.62	$365,044,311.70
	Interest to be Capitalized Balance		45,676,663.42	2,367,588.26	1,999,204.80

	Pool Balance		$2,002,569,399.46	$438,707,217.88	$367,043,516.50
	Specified Reserve Account Balance		5,006,423.00	-N/A-	-N/A-

	Adjusted Pool (1)		$2,007,575,822.46	$438,707,217.88	$367,043,516.50

	Weighted Average Coupon (WAC)		7.53%	4.17%	6.05%
	Weighted Average Remaining Term		115.89	86.23	84.91
	Number of Loans		574,705	182,017	159,479
	Number of Borrowers		237,664	79,409	70,361

	Since Issued CPR			14.37%	15.58%

(1) The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	07/25/2005		10/25/2005
	A1	78442GBP0	$—		$—
	A2	78442GBQ8	$366,407,217.88		$294,743,516.50
	Certs	78442GBR6	$72,300,000.00		$72,300,000.00

C	Account Balances		07/25/2005		10/25/2005
	Reserve Account Balance		$2,002,569.00		$2,002,569.00

D	Asset / Liability		07/25/2005		10/25/2005
	Adjusted Pool Balance		$438,707,217.88		$367,043,516.50
	Total Notes		$438,707,217.88		$367,043,516.50
	Difference		$—		$—
	Parity Ratio		1.00000		1.00000

II. Trust Activity 07/01/2005 through 09/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	14,702,504.09
	Guarantor Principal	5,660,534.95
	Consolidation Activity Principal	52,932,895.40
	Seller Principal Reimbursement	—
	Servicer Principal Reimbursement	1,648.64
	Rejected Claim Repurchased Principal	23,479.46
	Other Principal Deposits	7,531.98

	Total Principal Receipts	$73,328,594.52

B	Student Loan Interest Receipts
	Borrower Interest	2,341,275.81
	Guarantor Interest	276,915.20
	Consolidation Activity Interest	551,927.82
	Special Allowance Payments	1,986,077.31
	Interest Subsidy Payments	514,351.61
	Seller Interest Reimbursement	(521.91)
	Servicer Interest Reimbursement	11,184.14
	Rejected Claim Repurchased Interest	1,795.05
	Other Interest Deposits	327,382.49

	Total Interest Receipts	$6,010,387.52

C	Investment Income	$572,212.84

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$205,838.75

I	Less: Funds Previously Remitted:
	Servicing Fees	$(624,566.60)
	Consolidation Loan Rebate Fees	$(147.94)

	Total Funds Previously Remitted	$(624,714.54)

J	AVAILABLE FUNDS	$79,492,319.09

K	Non-Cash Principal Activity During Collection Period	$(2,033,276.60)

L	Non-Reimbursable Losses During Collection Period	$914.82

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$30,978.43

N	Aggregate Loan Substitutions	$—

Trust 1999-3 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

III. 1999-3 Portfolio Characteristics

		09/30/2005				06/30/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	5.67%	1,115	$3,692,818.01	1.012%	3.81%	1,351	$4,487,459.77	1.028%

	GRACE	5.58%	633	$2,101,458.64	0.576%	3.68%	661	$2,310,881.76	0.530%

	DEFERMENT	5.61%	19,635	$56,506,840.32	15.479%	3.71%	22,489	$67,511,755.58	15.472%

REPAYMENT:	CURRENT	6.15%	99,066	$180,034,294.30	49.318%	4.27%	116,682	$226,063,170.92	51.809%

	31-60 DAYS DELINQUENT	6.15%	7,033	$18,209,534.00	4.988%	4.28%	6,792	$18,943,608.67	4.341%

	61-90 DAYS DELINQUENT	6.13%	3,597	$10,934,994.27	2.996%	4.27%	3,904	$11,778,348.97	2.699%

	91-120 DAYS DELINQUENT	6.15%	2,845	$9,006,307.42	2.467%	4.25%	2,785	$8,898,459.48	2.039%

	> 120 DAYS DELINQUENT	6.13%	8,259	$27,846,429.42	7.628%	4.28%	8,663	$29,872,062.71	6.846%

	FORBEARANCE	6.14%	16,059	$52,698,701.49	14.436%	4.25%	17,503	$62,616,772.23	14.350%

	CLAIMS IN PROCESS	6.24%	1,234	$4,005,164.83	1.097%	4.27%	1,181	$3,838,290.13	0.880%

	AGED CLAIMS REJECTED	6.10%	3	$7,769.00	0.002%	4.50%	6	$18,819.40	0.004%

TOTAL			159,479	$365,044,311.70	100.00%		182,017	$436,339,629.62	100.00%

*	Percentages may not total 100% due to rounding

Trust 1999-3 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

IV. 1999-3 Portfolio Characteristics (cont’d)

	09/30/2005	06/30/2005
Pool Balance	$367,043,516.50	$438,707,217.88
Total # Loans	159,479	182,017
Total # Borrowers	70,361	79,409
Weighted Average Coupon	6.05%	4.17%
Weighted Average Remaining Term	84.91	86.23
Non-Reimbursable Losses	$914.82	$1,149.00
Cumulative Non-Reimbursable Losses	$2,385,570.74	$2,384,655.92
Since Issued CPR	15.58%	14.37%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$25,274.51	$10,001.32
Cumulative Rejected Claim Repurchases	$720,141.83	$694,867.32
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—

Trust 1999-3 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

V. 1999-3 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	%*

	- GSL - Subsidized	6.05%	104,645	$215,977,231.78	59.165%
	- GSL - Unsubsidized	5.99%	44,336	117,589,388.38	32.212%
	- PLUS Loans	6.27%	9,330	28,200,022.37	7.725%
	- SLS Loans	6.62%	1,164	3,210,345.10	0.879%
	- Consolidation Loans	7.51%	4	67,324.07	0.018%

	Total	6.05%	159,479	$365,044,311.70	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	%*

	- Four Year	6.05%	130,041	$309,787,255.75	84.863%
	- Two Year	6.03%	22,918	42,879,103.20	11.746%
	- Technical	6.07%	6,516	12,310,628.68	3.372%
	- Other	7.51%	4	67,324.07	0.018%

	Total	6.05%	159,479	$365,044,311.70	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			5,132,783.50
	Interest Subsidy Payments Accrued			$606,934.28
	Special Allowance Payments Accrued			$396,830.51
	Investment Income			$572,212.84

	Net Expected Interest Collections			$6,708,761.13
	Accrual Daycount Fraction			0.255555556
	Primary Servicing Fee			$909,218.03
	Admin Fee			$20,000.00
	Pool Balance at Beginning of Collection Pd			$438,707,217.88
	Student Loan Rate			5.15506%

*Percentages may not total 100% due to rounding.

Trust 1999-3 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VI. 1999-3 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$79,492,319.09
A	Primary Servicing Fee	$284,651.43	$79,207,667.66
B	Administration Fee	$20,000.00	$79,187,667.66
C	Noteholders' Interest Distribution Amount	$3,567,584.94	$75,620,082.72
D	Certificateholders' Return Distribution Amount	$748,305.00	$74,871,777.72
E	Noteholders' Principal Distribution Amount	$71,663,701.38	$3,208,076.34
F	Certificateholders' Balance Distribution Amount	$—	$3,208,076.34
G	Reserve Account Reinstatement	$—	$3,208,076.34
H	Carryover Servicing Fee	$—	$3,208,076.34
I	Noteholders' Carryover Interest	$—	$3,208,076.34
J	Certificateholders' Carryover Return	$—	$3,208,076.34
K	Excess Distribution	$3,208,076.34	$—

Trust 1999-3 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VII. 1999-3 Distributions

A	Distribution Amounts		A2	Certs

	Cusip/Isin		78442GBQ8	78442GBR6
	Beginning Balance		$366,407,217.88	$72,300,000.00
	Index		LIBOR	LIBOR
	Spread/Fixed Rate		0.16%	0.40%
	Daycount Fraction		0.25555556	0.25555556
	Interest Rate		3.81000%	4.05000%
	Accrued Interest Factor		0.009736667	0.010350000
	Current Interest Due		$3,567,584.94	$748,305.00
	Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Total Interest Due		$3,567,584.94	$748,305.00
	Interest Paid		$3,567,584.94	$748,305.00
	Interest Shortfall		$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Current Interest Carryover Due		$—	$—
	Interest Carryover Paid		$—	$—
	Unpaid Interest Carryover		$—	$—
	Principal Paid		$71,663,701.38	$—
	Ending Principal Balance		$294,743,516.50	$72,300,000.00
	Paydown Factor		0.091059341	0.000000000
	Ending Balance Factor		0.374515269	1.000000000

B	Principal Distribution Reconciliation

	Prior Adjusted Pool Balance	$438,707,217.88

	Current Adjusted Pool Balance	$367,043,516.50

	Current Principal Due	$71,663,701.38

	Principal Shortfall from Previous Collection Period	0.00

	Principal Distribution Amount	$71,663,701.38

	Principal Paid	$71,663,701.38

	Principal Shortfall	$—

C	Reserve Account Reconciliation

	Beginning Period Balance	$2,002,569.00

	Reserve Funds Utilized	0.00

	Reserve Funds Reinstated	0.00

	Excess Distribution Deposit	3,208,076.34

	Balance Available	$5,210,645.34

	Required Reserve Acct Balance	$2,002,569.00

	Release to Excess Distribution Certificateholder	$3,208,076.34

	Ending Reserve Account Balance	$2,002,569.00

Trust 1999-3 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005